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                                                                    Exhibit 23.3


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Miami Computer Supply Corporation 1998 Stock Option Plan of our report dated March 20, 1997 appearing in the Form 8-K of Miami Computer Supply Corporation dated September 23, 1998.


/s/ Frasier, Dean & Howard

Frasier, Dean & Howard
Nashville, Tennessee
October 29, 1998